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                                                               EXHIBIT (23)A





The Board of Directors
First of America Bank Corporation:



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.



Chicago, Illinois
November 11, 1994


                                      /s/  KPMG PEAT MARWICK LLP
                                      KPMG PEAT MARWICK LLP